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                                                                      Exhibit 16

                                                      700 One Prudential Plaza
                                                      130 E. Randolph Drive
                                                      Chicago, IL 60601-6203
                                                      312 856-0200


                                                            Grant Thornton LLP

May 27, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Information Resources, Inc.
     File No. 0-11428

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Information Resources, Inc. 401(k) Retirement Savings Plan and Trust dated May 27, 1997 and agree with the statements contained therein.

Very truly yours,


Grant Thornton LLP